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                                                                   EXHIBIT 10.22
                                 LEASE AGREEMENT

Lessor: Choo Chun-Hwan, / Hanjin Precision Co., Ltd. 613-10 Bukokdong Ansan-city, Kyonggido

Lesser:  Liquidmetal Co., Ltd.
         Hong Seung-Taek, Representative director

Referring to the lessor as "A" and the lesser as "B", the land and building lease agreement is temporarily entered into as follows:

ARTICLE 1  OBJECT GOODS- INDICATION OF THE LAND AND BUILDING
         It shall be the land and the building (hereinafter referred to as "real estate") and as indicated in the following, which are owned by A.

         Location:  4Ba No. 505, 1012 Seongkokdong Ansan-city, Kyonggido
         Area:  Approximately 380 pyong

ARTICLE 2  KEY MONEY

         The deposit shall be paid within 10 days after the agreement, which is equivalent to 10% of the key money. (7,600,000 won)

         Key money: 68,400,000 won shall be paid within 15 days after moving in (finishing the completion inspection).

ARTICLE 3  PAYMENT OF THE RENT

         Rent: Monthly rent of 9,500,000 won (excluding VAT) shall be paid on the 4th of the next month.

         3-1 The general management fee and public electricity fee shall be calculated and paid in proportion to the area.

ARTICLE 4  LEASE PERIOD

         The lease period shall be from Nov. 4, 2002 to Nov. 3, 2003. Also, it shall be automatically extended for one year if there is no defect on the agreement or additional cause to terminate it among both parties. The general commercial practice shall apply to other issues.

ARTICLE 5  CANCELLATION OF THE AGREEMENT

         A shall guarantee the lease agreement period to B and if not performing the agreement, A shall meet the demand of B entirely.

ARTICLE 6  TERMINATION OF THE AGREEMENT

         In case of termination of the agreement, both parties shall give the minimum period notice 6 days or more in advance in principle.
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ARTICLE 7  SUPPLEMENTARY RULES

         If there is any lawsuit related to the lease of this agreement between A and B, Seoul Civil District Court shall be the competent court for it.

ARTICLE 8  ENFORCEMENT DATE

         This agreement shall be enforced from the execution date.

A and B shall keep one copy of this agreement respectively to prove and to comply with the aforementioned promises.

                           October, 2002

                  Lessor:  Choo Chun-Hwan
                           Hanjin Precision Co., Ltd.
                           613-10 Bukokdong Ansan city, Kyonggido

                  Lesser:  Hong Seung-Taek
                           Representative director
                           Liquidmetal Co., Ltd.

Lease deposit              76,000,000 won (380 pyong x 200,000 won/pyong)
Rent                       9,500,000 won (380 pyong x 25,000 won/pyong)
Rent VAT                   950,000 won
Paid amount of the agreement amount          -5,600,000 won
Amount to be paid          80,850,000 won

                                 --------------
                             TRANSLATION CERTIFICATE

The undersigned hereby certifies that the foregoing is a fair and accurate English translation of the original Lease Agreement, which is in the Korean language.



By:    /s/ YM Lee
   ---------------------------------------
        YM Lee, Chief Financial Officer of
        Liquidmetal Korea Co., Ltd.